CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Franklin Templeton ETF Trust of our report dated November 18, 2021, relating to the financial statements and financial highlights, which appears in BrandywineGLOBAL — Dynamic US Large Cap Value Fund’s Annual Report on Form N-CSR for the year ended September 30, 2021. We also consent to the references to us under the headings "Service Providers” and “Financial Highlights of the Target Fund” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
San Francisco, California
April 8, 2022